UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 15, 2009

IPC Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

0-27662	Not Applicable
(Commission File Number)	(I.R.S. Employer Identification No.)

American International Building 29 Richmond Road Pembroke, Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)

(441) 298-5100

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

On June 15, 2009, IPC Holdings, Ltd. (“IPC”) announced that its unaudited shareholders’ equity as of May 31, 2009, reflecting results for the first two months of the second quarter of 2009, was approximately $1,965 million. This amount does not reflect normal quarter-end adjustments; though currently such adjustments are not expected to be material. Based on the estimated number of diluted common shares outstanding as of May 31, 2009 (calculated using the treasury stock method), this translates into a diluted book value per common share of approximately $35. The increase in IPC’s shareholders’ equity and in diluted book value per common share since March 31, 2009, represents positive premium growth, the absence of loss events and an increase in the fair value of our investment portfolio. The results for the two-month period ended May 31, 2009 are not necessarily indicative of the results that may be achieved for the three-month period ending June 30, 2009.

On June 15, 2009, IPC issued a press release announcing that it sent a letter to Validus Holdings, Ltd., in which IPC outlines important criteria to be met for its Board of Directors to recommend the sale of IPC to Validus Holdings, Ltd. in a negotiated transaction, which is furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference. Also on June 15, 2009, IPC delivered the above-referenced letter to Validus Holdings, Ltd., which is furnished as Exhibit 99.2 hereto and is incorporated into this Item 7.01 by reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This filing includes statements about future economic performance, finances, expectations, plans and prospects of IPC Holdings, Ltd. (“IPC”) that constitute forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties, including the risks described in IPC’s most recent Annual Report on Form 10-K that has been filed with the Securities and Exchange Commission (“SEC”) under “Risk Factors,” many of which are difficult to predict and generally beyond the control of IPC, that could cause actual results to differ materially from those expressed in or suggested by such statements. For further information regarding cautionary statements and factors affecting future results, please also refer to Quarterly Reports on Form 10-Q filed subsequent to the Annual Report and other documents filed by IPC with the SEC. IPC undertakes no obligation to update or revise publicly any forward-looking statement whether as a result of new information, future developments or otherwise.

This filing contains certain forward-looking statements within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about our beliefs, plans or expectations, are forward-looking statements. These statements are based on our current plans, estimates and expectations. Some forward-looking statements may be identified by our use of terms such as “believes,” “anticipates,” “intends,” “expects” and similar statements of a future or forward looking nature. In light of the inherent risks and uncertainties in all forward-looking statements, the inclusion of such statements in this filing should not be considered as a representation by us or any other person that our objectives or plans will be achieved. A non-exclusive list of important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: (a) the occurrence of natural or man-made catastrophic events with a frequency or severity exceeding our expectations; (b) the adequacy of our loss reserves and the need to adjust such reserves as claims develop over time; (c) any lowering or loss of financial ratings of any wholly-owned operating subsidiary; (d) the effect of competition on market trends and pricing; (e) changes in general economic conditions, including changes in interest rates and/or equity values in the United States of America and elsewhere and continued instability in global credit markets; and (f) other factors set forth in the most recent reports on Form 10-K, Form 10-Q and other documents of IPC on file with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not intend, and are under no obligation, to update any forward looking statement contained in this filing, except as required by law.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit	Description
Exhibit 99.1	Press release of IPC Holdings, Ltd., issued June 15, 2009.

Exhibit 99.2	Letter from IPC Holdings, Ltd. to Validus Holdings, Ltd., dated June 15, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPC HOLDINGS, LTD.

By	/s/ Melanie J. Saunders
Melanie J. Saunders
Company Secretary

Date: June 15, 2009

EXHIBIT INDEX

Exhibit	Description
Exhibit 99.1	Press release of IPC Holdings, Ltd., issued June 15, 2009.

Exhibit 99.2	Letter from IPC Holdings, Ltd. to Validus Holdings, Ltd., dated June 15, 2009.